Exhibit 23.4

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-85711, 333-83497, 33-51881, 33-36868, 333-03803 and 333-51769), Forms S-8 (Nos. 2-94539, 33-49693, 333-03057, 333-03055, 333-51595 and 333-55124) and Form S-4 (No. 333-74887) of National Fuel Gas Company of our report dated October 23, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Buffalo, New York
December 13, 2002